EXHIBIT 3.1

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                          STURM, RUGER & COMPANY, INC.

                            (A Delaware Corporation)

                          Current as of April 23, 2008

ARTICLE 1.

Offices

Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Additional Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2.

Shareholders

Section 1. Annual Meeting. An annual meeting of shareholders shall be held on such day and at such time as may be designated by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as properly may come before such meeting. Any previously scheduled annual meeting of the shareholders may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such annual meeting of the shareholders. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statue, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than a majority of all the shares of the corporation issued and outstanding and entitled to vote at the meeting.

Section 3. Place of Meetings. Meetings of the shareholders shall be held at the office of the corporation in Fairfield, Connecticut, or at such other suitable place within or without the State of Delaware as may be designated by the President or the Board of Directors of the corporation.

Section 4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the President or Secretary to each shareholder of record entitled to vote at such meeting, by leaving such notice with him or at his residence or usual place of business, or by mailing a copy thereof addressed to him at his last known post-office address as last shown on the stock records of the corporation, postage prepaid, not less than ten (10) nor more than sixty (60) days before the date of such meeting. Without limiting the manner by which notice otherwise may be given to the shareholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with Delaware General Corporation Law (the "Act")) by the shareholder to whom the notice is given. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the Act.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of the shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of the shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receiver payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least five (5) days before each meeting of shareholders of which at least seven (7) days' notice is given, a complete list or other equivalent record of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of, and the number and class of shares held by each. Such list or other equivalent record shall, for a period of five (5) days prior to such meeting, be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder during usual business hours for any proper purpose in the interest of the shareholder as such or of the corporation and not for speculative or trading purposes, or for any purpose inimical to the interest of the corporation or of its shareholders. Such list or other equivalent record shall also be produced and kept open at the time and place of the meeting and shall be subject for any such proper purpose to such inspection during the whole time of the meeting. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to inspect such list or other equivalent record.

Section 7. Voting Rights. Except as otherwise provided by law or by the certificate of incorporation or by these by-laws, each holder of record of shares of stock entitled to vote on any matter shall have one vote for each such share held of record by him and a proportionate vote for any fractional shares so held by him. Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the record date for determining the shareholders entitled to vote at a meeting shall be entitled to vote at such meeting. Shares standing in the names of two (2) or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one (1) of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

Section 8. Proxies. At any meetings of the shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless it specifies the length of time for which it is to continue in force or limits its use to a particular meeting not yet held. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.

Section 9. Quorum. A majority of the outstanding shares of the corporation, entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 10. Voting of Shares at a Meeting. When a quorum is present at any meeting, the affirmative vote of the holders of shares of stock representing a majority of the votes cast on a matter (or if there are two or more classes of stock entitled to vote as a separate class, then in the case of each such class, the holders of shares of stock of that class representing a majority of the votes cast on the matter) shall decide any matter to be voted upon by the shareholders at such meeting and shall be valid and binding on the corporation, except when a different vote is required by express provision of law, the certificate of incorporation or these by-laws.

Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledges, and thereafter the pledge shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

At all shareholders' meetings, any vote, if so requested by any shareholder, shall be by ballot, and the name of each shareholder so voting shall be written upon each ballot with the number of shares held by him.

Section 12. Order of Business. So far as consistent with the purposes of the meeting, the order of business at all shareholders' meetings shall be as follows:

            -Roll call of shareholders;
            -Reading of notice of meeting;
            -Minutes of preceding meeting and action thereon;
            -Reports of Directors, officers and committees;
            -Unfinished business;
            -New business;
            -Election of Directors, if an annual meeting.

Section 13. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 14. Nomination of Directors at Annual Meeting. Except for directors elected in accordance with Article 3, Section 3 of these by-laws by the Board of Directors to fill a vacancy or newly-created directorship or as otherwise required by applicable law or stock market regulation, only persons who are nominated in accordance with the procedures in this Section 14 shall be eligible for election as directors at an annual meeting of the shareholders or any adjournment thereof. Nomination for election to the Board of Directors of the corporation at an annual meeting of the shareholders may be made by the Board of Directors or by any shareholder of the corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 14. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice, in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered and received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a shareholder's notice. A shareholder's notice of the nomination of a director shall set forth (a) as to each proposed nominee, (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serve as a director if elected); (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the corporation's books, of such shareholder, (ii) the number of shares of the corporation which are beneficially owned by such shareholder and (iii) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the corporation which are beneficially owned by such person. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

The officer presiding at a meeting of the shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Nothing in the foregoing provision shall obligate the corporation or the Board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any nominee for directors submitted by a shareholder.

Section 15. Shareholder Business. At any meeting of the shareholders, only such business shall be conducted as shall have been (a) specified in the notice of meeting (or any supplement thereto), (b) brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, if such business relates to the election of directors of the corporation, the procedures in Section 14 of this Article 2 must be complied with. For business to be properly brought before a special meeting by a shareholder, and for business other than the election of directors to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. For notice by the shareholder to be timely such notice must be delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered and received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. For special meetings of the shareholders, a shareholder's notice to be timely must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety
(90) days prior to the meeting; provided, however, that if less than seventy
(70) days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, a shareholder's notice to be timely must be delivered or mailed to the Secretary not later than the close of business on the tenth (10th) day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. In no event shall the adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a shareholder's notice. With respect to director nominees at a special meeting of the shareholders, a shareholder's notice to the Secretary shall set forth the information required by Section 14 of this Article 2 and the corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation. With respect to all other business at a special meeting of the shareholders, a shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are beneficially owned by such shareholder and such person, if any, and (d) any material interest of the shareholder, and such person, if any, in such business. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Section 15 and except that any shareholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the corporation's proxy statement for an annual meeting of the shareholders shall be deemed to comply with the requirements of this Section 15.

The officer presiding at a meeting of the shareholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 15, and if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

Nothing in the foregoing provision shall obligate the corporation or the Board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any nominee for directors submitted by a shareholder.

ARTICLE 3.

Board of Directors

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications. The number of directors constituting the Board of Directors of the corporation shall be the number, not less than five (5) nor more than nine (9), unless the Certificate of Incorporation of the corporation provides otherwise, fixed from time to time by a majority vote of the Whole Board of Directors; provided, no decrease in the number of Directors shall have the effect of shortening or terminating the term of office of any incumbent director. Directors need not be shareholders of the corporation when first elected. Directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified.

Section 3. Vacancies. Vacancies in the Board of Directors, because of death, resignation, or increase in the number of Directors by Board resolution or for any other reason, shall be filled by a majority of the Directors remaining in office, even if less than a quorum, and the Director elected to fill such vacancy shall serve for the unexpired portion of his predecessors term and until his successor is elected and qualified. In the event that the Whole Board (as hereinafter defined) is not elected at the Annual Meeting of the shareholders, an additional Director or additional Directors may be elected at any special meeting of the shareholders to hold office until the next annual meeting of the shareholders, or until a successor or successors shall be elected, and shall at no time exceed the Whole Board. Election shall be by written ballot.

As used herein, the term Whole Board shall mean the total number of Directors authorized at the time.

Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution. Non-management Directors will meet in regularly scheduled executive sessions outside the presence of management Directors in accordance with the rules of the New York Stock Exchange for the purpose of full and frank discussion of the corporation's affairs. An executive session will generally be held as part of each regularly scheduled Board meeting.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer or the President and shall be called on the written request of a majority of the Board. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

Section 6. Notice. Notice of any special meeting of the Board of Directors shall be addressed to each Director at such Director's residence or business address and shall be sent to such Director by mail, electronic mail, telecopier, telegram or telex or telephoned or delivered to such Director personally. If such notice is sent by mail, it shall be sent not later than three days before the day on which the meeting is to be held. If such notice is sent by electronic mail, telecopier, telegram or telex, it shall be sent not later than twenty-four
(24) hours before the time at which the meeting is to be held. If such notice is telephoned or delivered personally, it shall be received not later than twenty-four (24) hours before the time at which the meeting is to be held. Such notice shall state the time, place and purpose or purposes of the meeting.

Section 7. Quorum. A majority of the Board of Directors as fixed from time to time in accordance with Article 3, Section 2 of these by-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided however that if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director form serving the corporation in any other capacity and receiving compensation therefore.

Section 10. Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 11. Annual Reports. At the annual meeting of the shareholders, the Board of Directors shall submit a report on the condition of the corporation's business.

Section 12. Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the Whole Board, designate a nominating and corporate governance committee, a compensation committee, an audit committee or one or more additional committees, each committee to consist of two or more of the Directors of the Corporation and to be established and governed in accordance with a written charter adopted by a majority of the Whole Board. Any nominating and corporate governance committee, compensation committee or audit committee of the Board of Directors shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject to any limitations provided by the applicable written charter and by-law. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors; provided, however, that any committee member who ceases to be a member of the Board of Directors shall automatically cease to be a committee member.

At any meeting of a committee, the presence of one-third, but not less than two, of its members then in office shall constitute a quorum for the transaction of business; and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee; provided, however, that in the event that any member or members of the committee is or are in any way interested in or connected with any other party to a contract or transaction being approved at such meeting, or are themselves parties to such contract or transaction, the act of a majority of the members present who are not so interested or connected, or are not such parties, shall be the act of the committee. Each committee may provide for the holding of regular meetings, make provision for the calling of special meetings and, except as otherwise provided in these by-laws or by resolution of the Board of Directors, make rules for the conduct of its business.

The committees shall keep minutes of their proceedings and report the same to the Board of Directors when required; but failure to keep such minutes shall not affect the validity of any acts of the committee or committees.

ARTICLE 4.

Officers

Section 1. Number. The officers of the corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed as hereinafter provided.

Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Chairman of the Board, President and Chief Executive Officer

      The Chairman of the Board shall be an independent, non-management Director, shall preside at all meetings of the shareholders and Directors, including the executive sessions of non-management Directors, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board. An independent, non-management Director shall be elected as Lead Director by the non-management Directors, and shall preside at meetings of the shareholders and Directors in the absence or disability of the Chairman of the Board and shall have such other duties as may be prescribed from time to time by the Board.

      The President shall be the chief executive officer of the Corporation, unless a separate Chief Executive Officer has been so designated by the Board The Chief Executive Officer shall have general supervision and direction of the business of the Corporation, including supervision of the other officers of the Corporation, shall have all the general powers and duties usually vested in the chief executive officer of a corporation, shall see that all orders and resolutions of the Board are carried into effect and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board. If a separate Chief Executive Officer is designated by the Board, the President shall have such powers and duties as may be prescribed from time to time by the Board

Section 6. The Vice Presidents. In the absence of the President, or the Chief Executive Officer, if a separate Chief Executive Officer has been designated by the Board, or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President or Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President or Chief Executive Officer. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President, or the Chief Executive Officer, if a separate Chief Executive Officer has been designated by the Board, or by the Board of Directors.

Section 7. Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post-office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or the Chief Executive Officer, if a separate Chief Executive Officer has been designated by the Board, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, or the Chief Executive Officer, if a separate Chief Executive Officer has been designated by the Board, or by the Board of Directors.

Section 8. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, or the Chief Executive Officer, if a separate Chief Executive Officer has been designated by the Board, or by the Board of Directors.

Section 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President, or the Chief Executive Officer, if a separate Chief Executive Officer has been designated by the Board, or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, or the Chief Executive Officer, if a separate Chief Executive Officer has been designated by the Board, or the Board of Directors.

Section 10. Delegation of Duties and Powers. In case of the absence or disability of any officer, or for any other reason that the Board may deem sufficient, the Board may delegate the powers and duties of such officer to any other officer, or to any Director, for the time being; provided, a majority of the entire Board concurs therein.

Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

ARTICLE 5.

Indemnification

Section 1. Indemnification of Officers and Directors. Except to the extent prohibited by law, the corporation shall indemnify each person who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation, any action, suit or proceeding by or in the right of the corporation (a "Proceeding"), by reason of the fact that he or she (a) is or was a director or officer of the corporation, or (b) is or was a director or officer of the corporation and is or was serving at the request of the corporation any other corporation or any partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) in any capacity, or (c) is or was an officer or director of any subsidiary of the corporation (except as set forth in Section 8 of this Article 5), against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding. Except to the extent prohibited by law, the right of each officer and director to indemnification hereunder (x) shall pertain both as to action or omission to act in his official capacity and as to action or omission to act in another capacity while holding such office; (y) shall be a contract right and (z) shall include the right to be paid by the corporation the expenses incurred in any such Proceeding in advance of the final disposition of such Proceeding upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be ultimately determined that such director or officer is not entitled to indemnification hereunder or otherwise.

Section 2. Right of Claimant to Bring Suit. If the corporation receives a written claim for indemnification under Sections 1 or 3 of this Article 5 which it has not paid in full within ninety (90) days after it receives such claim, the claimant may at any time thereafter bring an action against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with (a) any Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation or (b) any Proceeding in which the claimant was successful on the merits or otherwise) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant had not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

Section 3. Indemnification of Employees and Agents. Except to the extent prohibited by law, the corporation may indemnify each person who was or is a party or is threatened to be made a party to, or is involved in, any Proceeding by reason of the fact that he or she (a) is or was an employee or agent of the corporation or (b) is or was an employee or agent of the corporation and is or was serving at the request of the corporation any other corporation or any partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) in any capacity, or (c) is or was an employee or agent of any subsidiary of the corporation, against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding. The power of the corporation to indemnify each employee and agent hereunder (x) shall pertain both as to action in such person's official capacity and as to action in another capacity while holding such office and (y) shall include the power (but not the obligation) to pay the expenses incurred in any such Proceeding in advance of the final disposition of such Proceeding upon such terms and conditions, if any, as the Board of Directors of the corporation deems appropriate.

Section 4. Procedure for Obtaining Indemnification Award. Except as set forth in
Section 5 of this Article 5, any indemnification under Sections 1 or 3 of this
Article 5 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she acted in good faith in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and, in case of any Proceeding by or in the right of the corporation, that such person shall have not been adjudged to be liable to the corporation, and, in the case of any indemnification under Section 3 of this
Article 5, because the Board of Directors in its discretion deems such indemnification appropriate. The determination referred to in this Section shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such Proceeding or (b) if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the shareholders or (d) any court having jurisdiction.

Section 5. Indemnification of Expenses. To the extent that any person who is either (i) described in the first sentence of Section 1 of this Article 5 or
(ii) an employee or agent of the corporation has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

Section 6. Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise.

Section 7. Insurance. The corporation may purchase and maintain insurance at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation or of any subsidiary of the corporation, or is or was serving at the request of the corporation, any other corporation, or any partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) in any capacity against any asserted loss, liability or expense, whether or not the corporation would be required, or permitted, to indemnify him or her against such loss, liability or expense under the provisions of the Act or this Article.

Section 8. Limitation of Indemnity with respect to Subsidiaries. The indemnity provided for in Section 1(c) in this Article 5 for officers and directors of any subsidiary of the corporation is hereby expressly limited to actions or omissions to act from and after the later of the date the subsidiary becomes a wholly-owned subsidiary of the corporation or the date on which any person becomes an officer or director of such subsidiary.

Section 9. Severability. Any invalidity, illegality or unenforceability of any provision of this Article in any jurisdiction shall not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

Section 10. Benefits of Article. The rights conferred on any person by this Article shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person.

ARTICLE 6.

Contracts, Loans, Checks and Deposits

Section 1. Contracts. The Board Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

Section 5. Endorsements. No officer or agent of this corporation shall have power to endorse in the name of and on behalf of the corporation any note, bill of exchange, draft, check or other written instrument for the payment of money, other than notes issued for purposes of sale, save only for the purpose of collection of said instrument, except upon the express authority of the Board of Directors.

ARTICLE 7.

Certificates for Shares and Their Transfer

Section 1. Certificates for Shares. Certificates representing shares of the corporation may be certificated or uncertificated, as provided by the General Corporation Law of the State of Delaware. Each Shareholder, upon written request to the transfer agent or registrar of the Corporation, shall entitled to a certificate for shares in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors, the President or the Chief Executive Officer, if a separate Chief Executive Officer has been designated by the Board, or a Vice President and by the Treasurer, Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except and in the case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary, and if such shares are certificated, on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE 8.

Miscellaneous

Section 1. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

Section 2. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

Section 3. Seal. The corporation shall have a common seal which shall include the words "STURM, RUGER & CO., INC." in a circle within which are the words and figures "Corporate Seal 1969 Delaware."

Section 4. Waiver of Notice. Whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of these by-laws or under the provisions of the Delaware Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 9.

Section 1. Amendments. These by-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors provided that notice of the proposed action is contained in the written notice of such meeting, and by the shareholders at a meeting duly called and properly noticed for that purpose.